GM&M Draft
                                                                        01/27/00

                             UNDERWRITING AGREEMENT

                                     between

                             SHOCHET HOLDING CORP.,

                            SHOCHET SECURITIES, INC.

                                       and

                              GAINES, BERLAND INC.

                              Dated: _______, 2000


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                              SHOCHET HOLDING CORP.

                        1,000,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              New York, New York
                                                                __________, 2000

Gaines, Berland Inc.
1055 Stewart Avenue
Bethpage, New York 11714

Shochet Securities, Inc.
2351 East Hallendale Beach Boulevard

Hallendale, FL 33009

Ladies and Gentlemen:

         The undersigned, Shochet Holding Corp. ("Company"), hereby confirms its agreement with Shochet Securities, Inc. ("Shochet Securities") and Gaines, Berland Inc. ("GBI" and together with Shochet Securities, the "Underwriters") as follows:

1.       Purchase and Sale of Securities.
         --------------------------------

         1.1      Firm Shares.
                  ------------

                  1.1.1 Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Underwriters agree to purchase, an aggregate of 1,000,000 shares of the Company's common stock ("Firm Shares") at a purchase price (net of the underwriting discount) of $______ per Firm Share. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof.

                  1.1.2 Payment and Delivery. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., New York time, on or before the third business day following the date the Firm Shares commence trading or at such earlier time as the Underwriters shall determine, or at such other time as shall be agreed upon by the Underwriters and the Company, at the offices of the legal counsel to the Underwriters or at such other place as shall be agreed upon by the Underwriters and

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the Company. The hour and date of delivery and payment for the Firm Shares are called the "Closing Date." Payment for the Firm Shares shall be made on the Closing Date by certified or official bank check in New York clearing house funds to the account of the Company upon delivery to the Underwriters of a certificate of the Company's transfer agent stating that the Firm Shares have been registered in book entry form in such name or names and in such denominations as are requested by the Underwriters. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares.

         1.2      Over-Allotment Option.
                  ----------------------

                  1.2.1 Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, on the basis of the representations and warranties herein contained, but subject to the terms conditions herein set forth, the Company hereby grants to the Underwriters, severally and not jointly, an option ("Over-allotment Option") to purchase up to an additional 150,000 Shares from the Company ("Option Shares"). Each Option is identical to a Firm Share. The Firm Shares and the Option Shares are, collectively referred to as the "Public Shares." The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1.1.1 hereof.

                  1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriters as to all or any part of the Option Shares at any time, from time to time, within forty-five days after the effective date ("Effective Date") of the Registration Statement (as hereinafter defined). The Over-allotment Option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriters, which must be confirmed by a letter or telecopy setting forth the number of Option Shares to be purchased, the date and time for delivery of and payment for the Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering over-allotments in con nection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than three full business days after the date of the notice, unless we mutually agree to an earlier date. If such delivery and payment for the Option Shares does not occur on the Closing Date, the date and time of the closing for such Option Shares will be as set forth in the notice (hereinafter the "Option Closing Date"). Upon exercise of the Over-allotment Option, subject to the terms and conditions set forth herein, the Company will become obligated to convey to the Underwriters and the Underwriters will become obligated to purchase the number of Option Shares specified in such notice.

                  1.2.3 Payment and Delivery. Payment for the Option Shares shall be made by certified or official bank check in New York clearing house funds on the Closing Date or the Option Closing Date, as the case may be, to the account of the Company upon delivery to the Underwriters of a certificate of the Company's transfer agent stating that the Option Shares have been registered in book entry form in such name or names and in such denominations as are requested by the Underwriters.

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         1.3      Underwriters' Purchase Option.
                  ------------------------------

                  1.3.1 Purchase Option. The Company hereby agrees to issue and sell to the Underwriters (and/or their designees) on the Closing Date, for an aggregate purchase price of $100, an option ("Underwriters' Purchase Option") exercisable, at any time, in whole or in part, for a period of four years commencing one year from the Effective Date, for the purchase of an aggregate of 100,000 Shares ("Underwriters' Shares") at an initial exercise price of 110% of the initial offering price of a Share (i.e., $[___] per Share). The Underwriters' Shares are identical to the Firm Shares. The Underwriters' Purchase Option, and the Underwriters' Shares are hereinafter referred to collectively as the "Underwriters' Securities." The Underwriters' Securities, the Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares."

                  1.3.2 Payment and Delivery. Delivery and payment for the Underwriters' Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates evidencing the Underwriters' Purchase Option in the name or names and in such authorized denominations as the Underwriters may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

         2.1 Filing of Registration Statement. The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form SB-2 (File No. 333-92307), including any related preliminary prospectus ("Preliminary Prospectus"), covering the registration of the Shares under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph
(b) of Rule 430A of the Regulations), is herein called the "Registration Statement," and the form of the final prospectus dated the Effective Date (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is herein called the "Prospectus." The Registration Statement has been declared effective by the Commission under the Act.

         2.2 No Stop Orders, Etc. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus has been issued under the Act and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, are pending or contemplated. No state regulatory authority has issued, to the best knowledge of the Company, any order preventing or suspending the offering or sale of the Shares in such jurisdiction, or threatened to institute any proceedings with respect to such order.

         2.3      Disclosures in Registration Statement.
                  --------------------------------------

                  2.3.1 Securities Act Representation. At the time the Registration Statement became effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment

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or supplement thereto contained and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and conformed and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, during such time period and on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this
Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                  2.3.2 Disclosure of Contracts. The description in the Registration Statement and the Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or
(ii) is otherwise material to the Company's business, has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such contracts or instruments has been assigned by the Company, and except as described in the Prospectus, neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except, in either case, for any default that, singly or in the aggregate, would not have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company (a "Material Adverse Effect"). None of the provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its respective assets or businesses, including, without limitation, those relating to environmental laws and regulations, except where such violation, singly or in the aggregate, would not have a Material Adverse Effect.

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         2.4      Changes After Dates in Registration Statement.
                  ----------------------------------------------

                  2.4.1 No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the business, operations, assets, financial condition or prospects of the Company, including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

                  2.4.2 Recent Securities Transactions, Etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities, incurred any liability outside the ordinary course of business or incurred any obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

         2.5 Independent Accountants. KPMG LLP, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

         2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as may be otherwise stated therein. The pro forma financial information set forth in the Registration Statement and Prospectus reflects all assumptions and adjustments relating to the business and operations of the Company that management of the Company considers significant. The historical financial data set forth in the Prospectus under the captions "Summary--Summary Financial Data" and "Capitalization" fairly present in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement.

         2.7 Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding actual capitalization as set forth in the Registration Statement and the Prospectus. Giving effect to the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the number of outstanding securities shown to be outstanding upon completion of the offering in the disclosure relating to capitalization set forth in the Prospectus. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no options, warrants, or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of, any shares of Common Stock of the Company, including any obligations

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to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

         2.8      Valid Issuance of Securities; Etc.
                  ----------------------------------

                  2.8.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock, options and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and registered or qualified under the applicable state securities or Blue Sky Laws or exempt from such registration or qualification requirements.

                  2.8.2 Securities Sold Pursuant to this Agreement. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. When issued and paid for in accordance with the terms of this Agreement and the Underwriters' Purchase Option, the Underwriters' Securities will constitute a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number of Underwriter Shares called for thereby and the Underwriters' Purchase Option, will be enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.9 Registration and Anti-Dilution Rights of Third Parties. Except as described in the Prospectus, no holders of any securities of the Company or of any options or warrants or other securities exercisable for or convertible or exchangeable into securities of the Company (i) have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company; or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price.

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         2.10 Validity and Binding Effect of Agreements. This Agreement and the
Underwriters' Purchase Option have been duly and validly authorized by the Company and constitute, or when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement and the Underwriters' Purchase Option, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except where such breach, conflict, default, creation, modification, termination or imposition, singly or in the aggregate, would not have a Material Adverse Effect; (ii) result in any violation of the provisions of the Certificate of Incorporation of the Company currently in effect ("Certificate of Incorporation") or the bylaws of the Company as currently in effect ("Bylaws"); (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business ("Laws"), except where such violation singly or in the aggregate, would not have a Material Adverse Effect; (iv) have any effect on any permit, license, certificate, registration, approval, consent or franchise (collectively, "Permits") necessary for the Company to own or lease and operate any of its properties or to conduct its business, except for such effects as would not, singly or in the aggregate, have a Material Adverse Effect.

         2.12 No Defaults; Violations. Except as described in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except where such default, singly or in the aggregate, would not have a Material Adverse Effect. The Company is not in violation of any term or provision of (i) its Certificate of Incorporation or Bylaws or (ii) any franchise, license, permit, or applicable Law, except, in the case of (ii), where such violation, singly or in the aggregate, would not have a Material Adverse Effect.

         2.13     Corporate Power; Licenses; Consents.
                  ------------------------------------

                  2.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary Permits of and from all governmental or regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus. The

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Company is, and has been doing business, in compliance with all such Permits and all applicable Laws. The description in the Registration Statement of federal, state and local regulation and their effects on the Company's business as currently conducted and as contemplated to be conducted is accurate in all material respects and does not omit to state a material fact required to be stated therein or necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approvals, authorizations or orders of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement and the Underwriters' Purchase Option and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

         2.14 Title to Property; Insurance. The Company has good and defensible title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus (including the financial statements and notes thereto), purchase money security interests and liens for taxes not yet due and payable. The Company has insurance covering its properties against loss or damage by fire, theft, damage, destruction, acts of vandalism or other casualty and maintains insurance in commercially reasonable amounts.

         2.15 Litigation; Governmental Proceedings. Except as described in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company that might, if determined adversely, have a Material Adverse Effect, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject, except as set forth in the Prospectus or such as would not singly or in the aggregate, have a Material Adverse Effect.

         2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a Material Adverse Effect.

         2.17 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect. The Company has paid all taxes (as hereinafter defined) shown as due on such

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returns that were filed and has paid all taxes imposed on or assessed against the Company, except where the failure to pay would not, singly or in the aggregate, have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

         2.18     Transactions Affecting Disclosure to NASD.
                  ------------------------------------------

                  2.18.1 Finder's Fees. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Shares hereunder. Except for the arrangements, agreements, understandings, payments or issuances between the Company and the Underwriters that are described in the "Underwriting" section of the Prospectus.

                  2.18.2 Payments Within Twelve Months. (i) the Company has not made or become obligated to make any direct or indirect payments (in cash, securities or otherwise), and (ii) there are no other arrangements, agreements, understandings, payments or issuances pursuant to which the Company has made or will make a payment (in cash, securities or otherwise), which would constitute underwriting compensation under Rule 2710.

                  2.18.3 Use of Proceeds. Other than $1,000,000 of the proceeds which will be used to repay a debt owed to Research Partners International Inc. ("RPII"), no other portion of the net proceeds of this offering will be paid by the Company to any NASD member or any affiliate or associate of any NASD member.

                  2.18.4 Insiders' NASD Affiliation. Except as set forth on
Schedule 2.18.4, no officer or director of the Company or owner of any of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Underwriters and the NASD if any officer, director or stockholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the offering.

         2.19 Foreign Corrupt Practices Act. Neither the Company nor any of its officers, directors, employees, agents or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist

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it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might have a Material Adverse Effect on the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

         2.20 Nasdaq SmallCap Market Eligibility. As of the Effective Date, the Public Shares and Underwriters' Shares have been approved for quotation on The Nasdaq SmallCap Market ("Nasdaq SmallCap"), underlying Shares have been approved for quotation on Nasdaq subject to notice of issuance. [Add BSE if approved by the effective date].

         2.21 Intangibles. The Company owns or possesses the licenses, trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other intellectual property rights listed on
Schedule 2.21 (collectively, "Intangibles"). The Intangibles are the only such rights used by the Company in its business or relating to products or services sold or currently proposed to be sold by the Company. Intangibles that have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened, and the Company has not received any notice of conflict with the asserted rights of others that challenges the rights of the Company with respect to, any of the Intangibles. To the Company's knowledge, the Intangibles and the Company's current products, services and processes do not infringe on any intangibles held by any third party, and no others have infringed upon the Intangibles of the Company except for any infringements that, singly or in the aggregate, would not have a Material Adverse Effect. The Company has in place all confidentiality agreements with its employees, consultants and third parties as are reasonably necessary to protect the Company's Intangibles.

         2.22     Relations With Employees.
                  -------------------------

                  2.22.1 Employee Matters. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto, except where non-compliance, singly or in the aggregate, would not have a Material Adverse Effect. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

                  2.22.2 Employee Benefit Plans. Other than as set forth in the Registration Statement, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), that could subject the Company to any tax penalty for prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

         2.23 Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel on the Closing Date and the Option Closing Date, if any, shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         2.24 Lock-Up Agreements. The Company has delivered legally binding and enforceable agreements pursuant to which RPII agrees not to sell any shares of Common Stock beneficially owned by them or securities beneficially owned by it which are convertible into Common Stock of the Company for a period of 24 months following the Effective Date, in each case except with the consent of the GBI.

         2.25     Subsidiaries.
                  -------------

                  2.25.1 The Company does not own any stock or other equity interest in, or control, directly or indirectly, any corporation, partnership or other entity other than Shochet Securities, Inc. ("Subsidiary"). All of the issued and outstanding stock of the Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, with all necessary power and authority, corporate and other, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business. There is no proceeding pending or to the knowledge of the Company threatened (and, to the knowledge of the Company, there are no facts or circumstances which, individually or in the aggregate, may form the basis therefor) which may cause any such license, permit, certification, registration, approval, consent or franchise to be withdrawn, canceled, suspended or not renewed, except where such withdrawal, cancellation, suspension or lack of renewal would not have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity or business of the Company and its Subsidiary, considered as one enterprise. The Company owns all of the outstanding capital stock of the Subsidiary free and clear of all claims, liens, charges and encumbrances. The Subsidiary is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

                  2.25.2 As a foreign corporation in each jurisdiction in which it owns or leases any real property or the character of its operations requires such qualification or licensing, except where the failure to so qualify will not have a Material Adverse Effect on the Company.

                  2.25.3 In addition to the foregoing, the representations and warranties made by the Company in this Agreement shall also apply and be true with respect to the Subsidiary, individually and taken as a whole with the Company and the Subsidiary, as if each representation and warranty contained herein made specific reference to the Subsidiary each time the term "Company" was used.

         2.26 Year 2000. The Company is Year 2000 compliant, except in instances which do not result in a Material Adverse Effect.

         2.27 Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

         2.28 Internal Accounting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3. Covenants of the Company. The Company covenants and agrees as follows:

         3.1 Amendments to Registration Statement. The Company will deliver to the Underwriters, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriters shall reasonably object.

         3.2      Federal Securities Laws.

                  3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations, the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to comply with the Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

                  3.2.2 Filing of Final Prospectus. If required, the Company shall file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission (including the information required by Rule 430A of the Regulations) pursuant to the requirements of Rule 424 of the Regulations; or the Company shall file a post-effective amendment to the Registration Statement (in form and substance satisfactory to the Underwriters) containing the information required by such Rule 430A; or, if the Company elects to rely upon Rule 434 of the Regulations and obtains the Underwriters' consent thereto, the Company shall file a term sheet with the Commission in the manner and within the time period required by Rule 424(b) of the Regulations.

                  3.2.3 Exchange Act Registration. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Firm Shares, Option Shares, if any, and Underwriters' Shares under the provisions of the Exchange Act.

         3.3 Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

         3.4 Delivery to Underwriters of Prospectuses. The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to each of the Underwriters two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

         3.5 Events Requiring Notice to the Underwriters. The Company will notify the Underwriters immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

         3.6 Review of Financial Statements. The Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q or Form 10-QSB quarterly reports and the mailing of quarterly financial information to stockholders.

         3.7 Unaudited Financials. The Company will furnish to the Underwriters as early as practicable after the date hereof and at least three full days prior to the Closing Date and the Option Closing Date, if any, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty days prior to the Effective Date) which have been read by the Company's independent accountants, as stated in their letter to be furnished pursuant to Section 4.3 hereof.

         3.8 Secondary Market Trading and Standard & Poor's. The Company will take all necessary and appropriate actions to achieve accelerated publication in Standard and Poor's Corporation Records Corporate Descriptions (within thirty
(30) days after the Effective Date) and to maintain such publication with updated quarterly information for a period of five years from the Effective Date, including the payment of any necessary fees and expenses. The Company shall take such action as may be reasonably requested by the Underwriters to obtain a secondary market trading exemption in such states as may be requested by the Underwriter, including the payment of any necessary fees and expenses and the filing of a Form (e.g. 25101(b)) for secondary market trading in the State of California on the Effective Date or as soon thereafter as is permissible.

         3.9 Nasdaq Maintenance. For a period of five years from the date hereof, the Company will use its best efforts to maintain the quotation by The Nasdaq Stock Market of the Firm Shares, Option Shares, if any, and Underwriters' Shares. [BSE to be added if approved by Effective Date].

         3.10 Secondary Market Trading Memorandum. Until such time as the Shares are listed or quoted, as the case may be, on one of the following: the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System, the Company shall cause the Underwriters' legal counsel to deliver to the Underwriters on the Effective Date a written memorandum detailing those states in which the Shares may be traded in non-issuer transactions under the Blue Sky laws of the fifty states ("Secondary Market Trading Memorandum") and to update such memorandum as reasonably requested by the Underwriters. The Company shall pay to the Underwriter's legal counsel a one-time fee of $5,000 for such services on the Closing Date.

         3.11     Reports to the Underwriters and Others.
                  ---------------------------------------

                  3.11.1 Periodic Reports, Etc. For a period of five years from the Effective Date, the Company will promptly furnish to the Underwriters, copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities (at substantially the same time as such information is filed with the governmental authority or furnished to security holders), and promptly furnish to the Underwriters (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release issued by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (iv) such additional public documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriters may from time to time reasonably request.

                  3.11.2 Transfer Sheets and Weekly Position Listings. For a period of twelve months after the Closing Date, the Company will furnish to the Underwriters at the Company's sole expense such transfer sheets and position listings of the Company's Shares as the Underwriters may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly security position listings of the Depository Trust Company.

         3.12 Underwriters' Purchase Option. On the Closing Date, the Company will execute and deliver the Underwriters' Purchase Option to the Underwriters substantially in the form filed as an exhibit to the Registration Statement.

         3.13 Disqualification of Form SB-2 or S-1 (or other appropriate form). For a period equal to five years from the date hereof, the Company will use its reasonable efforts to take such action or actions as may be necessary to permit the Company to remain eligible to use Form SB-2 or Form S-1 (or other appropriate form) for the registration of the Underwriters' Securities under the Act and will not take any action or actions that may prevent the Company's use of such forms.

         3.14     Payment of Expenses.
                  --------------------

                  3.14.1 General Expenses. The Company hereby agrees to pay on the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, any post-effective amendments thereto, the Prospectus and the Preliminary Prospectuses, including the cost of all copies thereof, (ii) the printing, engraving, issuance and delivery of the Shares including any transfer or other taxes payable thereon,
(iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and all amendments and supplements thereto, fees and disbursements of Underwriters' counsel (of which $15,000 has been paid to date), (iv) a fee of $5,000 payable to the Underwriters' counsel for the preparation of the Secondary Market Trading Memorandum, (v) filing fees, costs and expenses (including reasonable fees and disbursements of the Underwriters' counsel) incurred in registering the offering with the NASD, (vi) costs of placing "tombstone" advertisements in the Wall Street Journal, The New York Times and a third publication to be selected by GBI, (vii) fees and disbursements of the transfer agent, (viii) the reasonable expenses associated with "due diligence" meetings arranged by the Underwriters but not the travel, hotel or other out-of-pocket expenses of GBI personnel attending such meetings, (ix) the preparation, binding and delivery of transaction "bibles" in quantity, form and style satisfactory to GBI and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by GBI, (x) any listing of the Shares on The Nasdaq Stock Market and any securities exchange to be selected by GBI or any listing in Standard & Poor's, and (xi) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this
Section 3.15.1. Since an important part of the public offering process is for the Company to describe appropriately and accurately the backgrounds of the principals of the Company and the Company's competitive position in the industry, the Company has engaged and will pay for an investigative search firm of GBI's choice to conduct an investigation of principals of the Company mutually selected by GBI and the Company. The Underwriters may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters and/or to third parties.

                  3.14.2 Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.15.1, it will pay to the Underwriters a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of the Public Shares, of which $50,000 has been paid to date, and the Company will pay the balance on the Closing Date and any additional monies owed attributable to the Option Shares or otherwise on the Option Closing Date by certified or bank cashier's check or, at the election of the Underwriters, by deduction from the proceeds of the offering contemplated herein. If, for any reason whatsoever, the offering contemplated by this Agreement is not consum mated, then the following provisions shall apply: The Company's liability for payment to the Underwriters of the non-accountable expense allowance shall be equal to the sum of the Underwriters' actual out-of-pocket expenses (including, but not limited to, counsel fees, "road-show" and due diligence expenses). The Underwriters shall retain such part of the non-accountable expense allowance previously paid as shall equal its actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of the actual out-of-pocket expenses, the Underwriters shall promptly remit to the Company any such excess.

         3.15 Application of Net Proceeds. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus. The Company hereby agrees that, except as so described, the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed money, other than $1,000,000 to RPII, as discussed in the Prospectus; (ii) any obligations (including indebtedness, both principal and any interest thereon, for borrowed funds and unpaid salaries, fees or other compensation) owed to any officers or directors of the Company or any of their respective family members of affiliates (excluding salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business).

         3.16     Reserved.
                  ---------

         3.17     Reserved.
                  ---------

         3.18 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         3.19 Internal Controls. The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.20 Sale of Securities. The Company agrees to take all reasonable actions to prevent a private or public sale or private or public offering of any of its securities (except by means of private transactions in connection with which the transferee agrees to be bound by the same lockup agreement that the transferor is bound by) owned nominally or beneficially by any of the security holders referenced in Section 2.24 for the respective periods set forth in
Section 2.24 without obtaining the prior written consent of the Underwriters.

4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

         4.1      Regulatory Matters.
                  -------------------

                  4.1.1 Effectiveness of Registration Statement. The Registration Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Mollen & Miller, counsel to the Underwriters.

                  4.1.2 NASD Clearance. By the Effective Date, (i) the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement; and (ii) GBI shall have been approved as a qualified independent underwriter for this offering.

                  4.1.3 No Blue Sky Stop Orders. No order suspending the sale of the Shares in any jurisdiction designated by the Underwriters pursuant to
Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

                  4.1.4 Unaudited Financials. The Company shall have furnished to the Underwriters as early as practicable prior to the date hereof a copy of the latest available unaudited interim financial statements ("Unaudited Financials") of the Company (that in no event shall be as of a date more than 30 days prior to the Effective Date) which have been read by the Company's independent accountants, as stated in their letter to be furnished pursuant to
Section 4.3 hereof.

         4.2      Opinion of Counsel.
                  -------------------

                  4.2.1 Opinion of Company Counsel. On each of the Effective Date, Closing Date and the Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Atlas, Pearlman, Trop & Borkson, P.A., counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Graubard Mollen & Miller, counsel to the Underwriters, to the effect that:

                           (i) The Company is a corporation validly existing and
in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing in as a foreign corporation in each jurisdiction in which it owns or leases any real property or the character of its operations requires such qualification or licensing, except where the failure to so qualify does not have a Material Adverse Effect.

                           (ii) The Company has all corporate power and
authority to enter into this Agreement and the Underwriters' Purchase Option and to carry out its obligations hereunder and thereunder. No consents, approvals, authorizations or orders of, and no filings with, any court or governmental agency or body, are required for the Company to execute, deliver and perform its obligations under this Agreement, or to authorize, issue, sell and deliver the Shares, and to consummate the transactions and agreements contemplated by this Agreement or the Underwriters' Purchase Option, except for those authorizations, approvals, consents, orders and filings as have been made or obtained and are in full force and effect and except for such authorizations, approvals, consents, orders and filings under the Act and the Blue Sky laws of any state or jurisdiction in the United States in which the Shares may be offered, as to which we express no opinion.

                           (iii) All issued and outstanding shares of Common
Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column titled "Actual" under the caption "Capitalization" as of the date stated therein. To such counsel's knowledge, all of the issued and outstanding shares of Common Stock were issued pursuant to an exemption from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. The holder of all of the outstanding Company Common Stock is not subject to personal liability under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware solely by reason of being such a holder. None of the issued and outstanding shares of Common Stock were issued in violation of statutory preemptive rights of any holders of such securities of the Company or, to such counsel's knowledge, were issued in violation of similar contractual rights granted by the Company. All of the issued and outstanding options and warrants to purchase shares of Common Stock were validly authorized by the Board of Directors and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                           (iv) The Shares have been duly authorized for
issuance and sale by the

Company by all requisite corporate action by the Company. When issued and delivered by the Company in accordance with the terms of this Agreement, against payment of the consideration set forth herein, the Shares will be fully paid and non-assessable. The holders of the Shares will not be subject to personal liability under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware solely by reason of being such holders. The Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of such counsel's knowledge after due inquiry, similar contractual rights granted by the Company. The forms of certificates used to evidence the Common Stock and Underwriters' Purchase Option comply with the applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the General Corporation Law of the State of Delaware.

                           (v) To the best of such counsel's knowledge, after
due inquiry, except as fully

disclosed in the Prospectus, no holders of any securities of the Company or of any options, warrants or other securities of the Company exercisable for or convertible or exchangeable into securities of the Company (i) have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement filed by the Company, or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price.

                           (vi) The Public Shares and Underwriters Shares have
been approved for

quotation on the Nasdaq SmallCap Market. [and BSE if appropriate]

                           (vii) This Agreement and the Underwriters' Purchase
Option have each been

duly and validly authorized and, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to, in each case: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the fact that the indemnification and contribution provisions set forth in this Agreement and the Underwriters' Purchase Option may be limited under federal and applicable state securities laws and by public policy, and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (viii) The execution, delivery and performance by the
Company of this

Agreement and the Underwriters' Purchase Option, the issuance and sale of the Shares, the performance by the Company of its obligations hereunder and thereunder (other than the performance by the Company of its obligations under the indemnification and contribution provisions of this Agreement and the Underwriters' Purchase Option, as to which no opinion need be rendered), do not and will not, (a) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, (b) to such counsel's knowledge, will not constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contracts, agreements, instruments, leases or licenses filed by the Company or incorporated by reference as exhibits to the Registration Statement, or (c) to such counsel's knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company (other than the Blue Sky or securities laws or regulations of the various states, as to which counsel need not express any opinion).

                           (ix) The Registration Statement, each Preliminary
Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements and supporting schedules included therein, or the financial statements and supporting schedules included in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Act and Regulations. The disclosure in the Prospectus has been reviewed by such counsel, and insofar as such disclosure constitutes matters of law, summaries of legal matters, summaries of the Company's Certificate of Incorporation or of Bylaw provisions, or legal conclusions, such statements have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein and are correct in all material respects. To such counsel's knowledge, there are no contracts or documents to which the Company is a party required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement pursuant to the Act or the Regulations that are not so described or filed as required and there is no statute or regulation or legal or governmental proceeding required to be described in the Regulation Statement and Prospectus that is not so described as required.

                           (x) The Registration Statement is effective under the
Act, and, to the best of

such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act by the Commission.

                           (xi) The Company has all requisite corporate power
and authority, and has

all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus, except to the extent that the lack of such authorizations, approvals, orders, licenses, certificates and permits would, singularly or in the aggregate, not have a Material, Adverse Effect on the Company. To the best of such counsel's knowledge, the Company is, and has been, conducting its activities in material compliance with all such authorizations, approvals, orders, licenses, certificates and permits, and with all federal, state and local laws and regulations. The Company is not in violation of its Certificate of Incorporation or Bylaws. To such counsel's knowledge, the Company is not (i) in violation of or any law, rule, regulation, judgment, administrative regulation or administrative or court decree applicable to the Company, or (ii) except as described in the Prospectus, in default in the performance or observance of any obligation, agreement, covenant or condition contain in any material contracts, agreements, instruments, leases and licenses to which the Company is a party or by which the Company or any of its properties or assets may be bound, except in each such case for such violations or defaults as would not, singly or in the aggregate, result in a Material Adverse Effect.

                           (xii) To the best of such counsel's knowledge, after
due inquiry, except as set forth in the Prospectus, there is no action, suit or proceeding pending or threatened against the Company that might reasonably be expected to have a Material Adverse Effect on the Company.

                           (xiii) To the best of such counsel's knowledge, after
due inquiry, the Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, other than as described in the Registration Statement and Prospectus, the requisite licenses or other rights to use all patents, licenses, intangibles and other rights necessary to conduct its business (including, without limitation, any such licenses or rights described in the Registration Statement and Prospectus as being licensed to or owned or possessed by the Company), and there is no claim or action by any person pertaining to, or preceding, pending or to the best of such counsel's knowledge after due inquiry threatened, which challenges the exclusive rights of the Company with respect to any Intangibles used in the conduct of its business (including without limitation any such licenses or rights described in the Registration Statement and Prospectus as being owned or possessed by the Company); to the best of such counsel's knowledge, after due inquiry, the Company's services and processes do not infringe on any Intangibles held by third parties except as discussed in the Registration Statement and Prospectus; and the Company's Intangibles which have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect.

                           (xiv) To the best of such counsel's knowledge, after
due inquiry, except as described in the Registration Statement and Prospectus, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity.

                           (xv) To the best of such counsel's knowledge, after
due inquiry except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder or financial consulting arrangements or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD.

                           (xvi) Counsel has participated in conferences with
officers and other representatives of the Company, and representatives of the independent public accountants for the Company at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in this opinion), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

                           (xvii) The Company has, to such counsel's knowledge,
good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) stated in the Registration Statement and Prospectus to be owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Registration Statement and Prospectus and liens for taxes not yet due and payable.

         Unless the context clearly indicates otherwise, the term "Company" as used in this Section 4.2.1 shall include and be deemed to be made with respect to each subsidiary of the Company. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon counsel for the Underwriters in its opinion delivered to the Underwriters.

         4.3      Cold Comfort Letter.
                  --------------------

                  4.3.1 Cold Comfort Letter of KPMG LLP. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a letter, addressed to them and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below) to the Underwriters and to Graubard Mollen & Miller, counsel to the Underwriters, from KPMG LLP dated, respectively, as of the date of this Agreement and as of the Effective Date, Closing Date and the Option Closing Date, if any:

                  (i) Confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

                  (ii) Stating that in their opinion the financial statements and the financial statement schedules of the Company included (or incorporated by reference) in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                  (iii) Stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards ("SAS") No. 71--Interim Financial Information), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included or incorporated by reference in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock, increase in long-term debt or any decreases in net current assets (working capital) or in stockholders' equity of the Company as compared with amounts shown on the October 31, 1999 condensed balance sheet included in the Registration Statement, (c) for the period from November 1, 1999 to a specified date not later than five days prior to the Effective Date,

Closing Date or Option Closing Date, as the case may be, there were any decreases in net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, and if there was any decrease, setting forth the amount of such decrease;

                  (iv) Stating that in their opinion all of the pro forma financial information included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                  (v) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company;

                  (vi) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records and work sheets of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                  (vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

         4.4      Officers' Certificates.
                  -----------------------

                  4.4.1 Officers' Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriters will have received such other and further certificates of officers of the Company as the Underwriters may reasonably request.

                  4.4.2 Secretary's Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the Bylaws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and the NASD concerning inclusion of the Shares on the Nasdaq SmallCap, and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

         4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the business, operations, assets, financial condition or prospects of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company, taken as a whole, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a Material Adverse Effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.6 Delivery of Underwriters' Purchase Option. The Company shall have delivered to the Underwriters an executed copy of the Underwriters' Purchase Option dated the Closing Date.

         4.7 Opinion of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to Graubard Mollen & Miller, counsel for the Underwriters, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

         4.8 Employment Agreements. The Company shall have delivered to the Underwriters employment agreements between the Company and each of Roger Gladstone, David Greenberg and Howard Landers in a form satisfactory to GBI, which provides for a covenant not to compete for a period of two years after termination of employment.

5.       Indemnification.
         ----------------

         5.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, its directors, officers, agents and employees and each person, if any, who controls any Underwriter ("controlling person") within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, claim, damage, liability and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, or any claims whatsoever commenced or threatened, whether arising out of any action between either of the Underwriters and the Company or between either of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), arising out of or based upon any untrue statement or alleged untrue statement of a material fact (i) contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented, and including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 of the Regulations); (ii) contained in any post-effective amendment or amendments or any new registration statement and prospectus in which are included securities of the Company issued or issuable upon exercise of the Underwriters' Purchase Option; (iii) contained in any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares or this offering under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD (including Nasdaq and NASD Regulation, Inc.) or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) based in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (v) based in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (vi) based in whole or in part on any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i), (ii) or (iii) above; provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be, and provided further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriters pursuant to Section 3.4 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 5.1 shall be in addition to any liabilities that the Company may otherwise have. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

         5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, directly relating to the transactions effected by the Underwriters in connection with this offering made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. The indemnity agreement set forth in this Section 5.2 shall be in addition to any liabilities that each Underwriter may otherwise have.

         5.3 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 5 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnifying party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of legal counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so as to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the employment of such counsel by the indemnified party shall have been authorized in writing by the indemnifying party in connection with the defense of such action, or (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the indemnified party and/or controlling person thereof shall be borne by the indemnifying party.

         5.4 Settlements. The indemnifying party under this Section 5 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section
5.3 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnifying party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party or indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         5.5      Contribution.

                  5.5.1 Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that each Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwith standing the provisions of this Section 5.5.1, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of each

Underwriter, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act, shall have the same rights to contribution as the Underwriters.

                  5.5.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability that it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding that was effected by the party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

6. Default by an Underwriter. If either Underwriter shall default in its obligations to purchase Shares hereunder, the non-defaulting Underwriter may, in its discretion, arrange for itself or another party or parties to purchase such Shares on the terms contained herein. In the event that within one business day after such default the non-defaulting Underwriter does not arrange for the purchase of the Shares as to which such default relates, this Agreement will thereupon terminate automatically (but only with respect to the obligations relating to the Option Shares if such default occurs after the Closing Date) without liability on the part of the Company (except as provided in Sections
3.14 and 5.1 hereof) or the one-defaulting Underwriter, but nothing herein shall relieve the defaulting Underwriter of its liability, if any, to the non-defaulting Underwriter and to the Company for damages occasioned by its default.

7.       Additional Covenants.
         ---------------------

         7.1 Board Designee. For a period of three years from the Effective Date, GBI shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Company's Board of Directors. Such representative shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation. The Company agrees to give GBI written notice of each such meeting and to provide GBI with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors.

         7.2 Press Releases. The Company will not issue a press release or engage in any other publicity (other than customary advertisements for its products and services) until 25 days after the Effective Date without GBI's prior consent.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.       Effective Date of This Agreement and Termination Thereof.
         ---------------------------------------------------------

         9.1 Effective Date. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective.

         9.2 Termination. GBI, as the qualified independent underwriter, shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) market conditions are unsuitable for such offering at the price per Share or range set forth on the cover of the Prospectus and the Company cannot agree on another price or structure, (ii) material adverse information not previously disclosed to GBI comes to its attention relating to the Company, its management or its position in the industry which would preclude a successful public offering, (iii) a material adverse change has occurred in the financial condition, business or prospects of the Company, (iv) the Company has breached any of its representations, warranties or obligations hereunder, or failed to expeditiously proceed with the offering or to cooperate with GBI in requesting effectiveness of the Registration Statement at such time as GBI may reasonably deem appropriate, or (v) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States, or
(vi) if trading on the New York Stock Exchange, the Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for Shares shall have been fixed, or maximum ranges for prices for Shares shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (vii) if the United States shall have become involved in a war or major hostilities, or (viii) if a banking moratorium has been declared by a New York State or federal authority, or (ix) if a moratorium on foreign exchange trading has been declared that materially adversely impacts the United States securities market, or (x) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act that, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Shares.

         9.3 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.14 hereof.

         9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.      Miscellaneous.
         --------------

         10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed

If to the Underwriters:

         Gaines, Berland Inc.
         1055 Stewart Avenue
         Bethpage, New York 11714
         Attention: Joseph Berland

         Shochet Securities, Inc.
         One State Street Plaza
         New York, New York 1000
         Attention: Roger N. Gladstone

   Copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016

         Attention:  David Alan Miller, Esq.

If to the Company:

         Shochet Holding Corp.
         2351 East Hallandale Beach Boulevard
         Hallandale, Florida 33998
         Attention: Roger N. Gladstone

Copy to:

         Atlas, Pearlman, Trop & Borkson, P.A.
         350 East Las Olas Boulevard

         Suite 1700
         Fort Lauderdale, Florida 33301
         Attention: Joel D. Mayersohn, Esq.
                    Andrew Lockwood, Esq.

         10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         10.3 Amendment. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

         10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company, the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal Underwriters and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

         10.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to principles of conflicts of law. Each of the parties hereto hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties hereto agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         10.8 Waiver, Etc. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         10.9 Qualified Independent Underwriter. GBI hereby agrees to act as a "qualified independent underwriter," as such term is defined in Section (b)(15) of Rule 2720 of the NASD Conduct Rules, in connection with the offering contemplated by this Agreement. As a "qualified independent underwriter," GBI shall recommend the maximum public offering price at which the Shares can be offered to the public. The Company and Shochet Securities agree that they shall not offer the Shares at a price higher than such maximum price. GBI represents and warrants that it meets the applicable requirements under Section (b)(15) of Rule 2720 to act as the "qualified independent underwriter" in connection with the offering contemplated by this Agreement.

                  If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        SHOCHET HOLDING CORP.

                                        By: /s/ Roger N. Gladstone
                                            ------------------------------------
                                            Roger N. Gladstone
                                            Chief Executive Officer and Chairman

Accepted as of the date first above written.

New York, New York

GAINES, BERLAND INC.

By:
   ----------------------------------------
      Name:
           --------------------------------
      Title:
            -------------------------------

SHOCHET SECURITIES, INC.

By:
   ----------------------------------------
      Name:
           --------------------------------
      Title:
            -------------------------------

                                                                      SCHEDULE I

                              SHOCHET HOLDING CORP.

                                1,000,000 Shares

                                                         Number of Firm Shares
Underwriter                                                 to Be Purchased
-----------                                                 ---------------

Gaines, Berland Inc.                                            250,000
Shochet Securities, Inc.                                        750,000

                                                               1,000,000

                                                                 SCHEDULE 2.18.4

                           Insider's NASD Affiliation
                           --------------------------

                                                                   SCHEDULE 2.21

                                   Intangibles
                                   -----------


                                       35